EXHIBIT 23.3

                    Consent of Arthur Andersen LLP,

                     Certified Public Accountants,

                         dated August 20, 1999

             CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the use of our report dated February 27, 1998 with respect to the financial statements of Buckhead Residence Associates, L.L.C. and our report dated February 27, 1998 with respect to the financial statements of Gwinnett Residence Associates, L.L.C. included in or made part of this Registration Statement on Form S-11.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
August 20, 1999